UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

The Board of Directors (the “Board”) of Tronox Limited (the “Company”) has authorized the repurchase of up to 2.5 million Class A shares in open market transactions. Any shares that are repurchased by the Company will be cancelled in accordance with Australian law, under which the Company is incorporated. The related press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In addition, the Board declared a dividend of US$1.25 per share on Class A and Class B. The declared dividend will be payable on August 13 to shareholders of record at the close of business on July 13, 2012.

The Board also approved a 5-to-1 stock split in which holders of record of Class A and B shares at the close of business on July 20, 2012 are issued 4 additional shares for each share of the same class by way of bonus issue.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Tronox Limited, dated June 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2012

TRONOX LIMITED

By:	/s/ Michael J. Foster
Michael J. Foster
Vice President - General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Tronox Limited, dated June 29, 2012

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